UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2019, Helios and Matheson Analytics, Inc. (the “Company,” “we,” “our,” or “us”) entered into waiver agreements (the “Agreements”) to the non-convertible Senior Note, dated as of October 4, 2018, issued by the Company to the holder thereof (the “October Exchange Note”) and the non-convertible Series B Senior Notes, dated as of December 18, 2018, issued by the Company to the holders thereof (collectively, the “December Exchange Notes”, and together with the October Exchange Note, the “Exchange Notes”), with each of the Holders of the Exchange Notes.

Under the Agreements the Holders agreed to waive the first monthly amortization payment due under the Exchange Notes on June 28, 2019, until July 31, 2019, and agreed that the payment due on June 28, 2019 under each Exchange Note will instead be payable on July 31, 2019. Such waivers were effective as of June 28, 2019. Pursuant to the Agreements, each Holder further agreed that no late charges, interest rate increase or event of default exists under the Exchange Notes due to the failure of the Company to obtain such waivers prior to June 28, 2019. The timing and amounts of the remaining amortization payments due under the Exchange Notes remain unchanged, and the maturity date of the Exchange Notes remains at May 29, 2020.

ITEM 9.01     OTHER EVENTS

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Waiver Agreement by and between the Company and the investor signatory thereto

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: July 10, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

2